UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
February 24, 2016

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b). On February 25, 2016, A. Barry Rand notified the Board of Directors of Campbell Soup Company (“Campbell”) of his intention to retire as a member of the Campbell Board, effective April 1, 2016. Mr. Rand is a member of the Audit and Governance Committee of the Campbell Board. Mr. Rand has served as a member of the Board since 2005. Mr. Rand’s retirement is not the result of any disagreement with Campbell regarding its operations, policies or practices.
Item 5.02(d). On February 24, 2016, the Board of Directors of Campbell increased the size of the Board to 13 members and elected Keith R. McLoughlin as a director, effective February 24, 2016.
Mr. McLoughlin currently serves as a consultant to Electrolux North America. He served as president and chief executive officer of AB Electrolux from 2011 until his retirement in January, 2016. Prior to his appointment as President and CEO, Mr. McLoughlin served as Executive Vice President and Chief Operating Officer of AB Electrolux.
Mr. McLoughlin will be paid in accordance with Campbell’s director compensation program, described in the section titled “Compensation of Directors” that begins on page 19 of Campbell’s proxy statement that was filed with the Securities and Exchange Commission on October 9, 2015.
Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 24, 2016, the Board of Directors of Campbell approved an amendment to Article II, Section 1 of Campbell’s By-Laws, effective February 24, 2016, to change the size of the Board from 12 to 13 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits
3    By-Laws of the Registrant, effective February 24, 2016.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: February 29, 2016
	By:	/s/ Tara L. Smith
Tara L. Smith
Deputy Corporate Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.

3	By-Laws of the Registrant, effective February 24, 2016.